SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2017

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

14001 Walden Rd., Suite 600

Montgomery, Texas  77356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective February 21, 2017, AngioSoma, Inc.’s wholly owned subsidiary, AngioSoma Research, Inc., a Texas corporation, entered into a Placement Agent and Advisory Services Agreement (the “Agreement”) with Boustead Securities, LLC, a California limited liability company.  A copy of the Agreement is attached as Exhibit 99.1 to this Form 8-K.

Section 3 – Securities and Trading Markets

ITEM 3.02 Unregistered Sales of Equity Securities.

In connection with the Placement Agent and Advisory Services Agreement described in Item 1.01, AngioSoma, Inc. will issue 1,000,000 restricted shares of common stock to Boustead Securities, LLC or its designee(s).

The shares will be issued without registration in reliance on the exemption in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D thereunder.  We believe the exemption is available because of the substantial preexisting relation with the parties and the offering was made solely and only to the parties without any public offering or solicitation.

Section 8 – Other Events

ITEM 8.01 Other Events.

AngioSoma, Inc. has moved its principal office to 2500 Wilcrest Drive, 3rd Floor, Houston, Texas 77042.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Placement Agent and Advisory Services Agreement dated February 21, 2017 by and between AngioSoma, Inc’s wholly-owned subsidiary, AngioSoma Research, Inc., and Boustead Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: February 22, 2017	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO